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EXHIBIT 99.6(a)

Consent of Deloitte & Touche LLP

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                       LETTERHEAD DELOITTE & TOUCHE LLP




INDEPENDENT AUDITORS' CONSENT



Pacific Mutual Life Insurance Company:

We hereby consent to the use in Post-Effective Amendment No. 14 to Registration Statement No. 33-14032 of Pacific Select on Form S-6 of our report dated February 14, 1997 related to the financial statements of Pacific Select Separate Account of Pacific Mutual Life Insurance Company as of December 31, 1996 and for the two years ended December 31, 1996 and our report dated February 22, 1997 related to the consolidated financial statements of Pacific Mutual Life Insurance Company as of December 31, 1996 and for the three years ended December 31, 1996 appearing in such Registration Statement.

We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
April 29, 1997